EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8 filed on or about August 24, 1999) pertaining to the 1999 Employee Stock Option and Restricted Stock Plan of Precision Auto Care, Inc. and to the incorporation by reference therein of our report dated October 12, 1998 with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
Vienna, Virginia
August 24, 1999